Exhibit 10.4
AMENDMENT TO NOTE PURCHASE AGREEMENT
THIS AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) is made as of November 22, 2011 by and between COR Capital LLC, as investment advisor on behalf of the COR US Equity Income Fund, and any assignees or transferees thereof (the “Purchaser”) and PROSPECT GLOBAL RESOURCES INC., a Nevada corporation (the “Company”). The Purchaser and the Company are sometimes each referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms not defined herein have the meanings set forth in the Note Purchase Agreement dated as of March 11, 2011 (the “Note Purchase Agreement”) between the Purchaser and the Company.
WHEREAS, the Purchaser and the Company have entered into the Note Purchase Agreement;
WHEREAS, the Company has been presented with an opportunity to raise $11,000,000 of additional capital through the issuance of a common stock, warrants and a royalty interest (the “New Financing”), which would be beneficial to the Company and its existing investors, including the Purchaser; and
WHEREAS, the investors in the New Financing require an amendment to the Note Purchase Agreement and conversion of the Note into Common Stock as a condition to their investment in the New Financing.
NOW, THEREFORE, the Parties agree as follows:
1.	The Note Purchase Agreement is hereby amended by deleting Section 5.1.

2.	The Company’s $2,000,000 Convertible Secured Promissory Note payable to Richard Merkin will convert into shares of Common Stock simultaneously with the closing of the New Financing.
3.	Simultaneously with the closing of the New Financing the Note and all accrued interest owing on the Note shall automatically convert into 178,174 shares of Common Stock.
4.	Except for the specific amendments set forth herein, the Note Purchase Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first above written.
PROSPECT GLOBAL RESOURCES INC.

By:	/s/ Patrick L. Avery
Name: Patrick L. Avery Title: Chief Executive Officer

COR US EQUITY INCOME FUND

By:	COR Capital LLC
Its:	Investment Advisor

By:	/s/ Steven Sugarman
By: Steven Sugarman
Title: Managing Member